                                                              As of May 15, 1998

Sierra Rutile Limited
c/o RGC (USA) Mineral Sands
1223 Warner Road
Green Cove Springs, Florida 32043-4623

Attention:     Mr. Maxwell E. McGarview
               Acting Chief Executive

1. We refer to our agreements with you titled (i) Fifth Amendment to and Restatement of the Financing Agreement dated November 24, 1986, and (ii) Second Amendment to and Restatement of Credit Agreement based upon our agreement with you dated January 1, 1976, all as amended to date (the "Loan Agreement"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreements. The outstanding principal amount of our loan to you (the "Loan") as of May 15, 1998 is US$10,023,967.84 (not including any payment made today). Before expiration of our December 15, 1997 forbearance letter, as amended, and in effect through May 15, 1998, you have asked that we amend the Loan Agreements as follows:

AMENDMENT NO. 1:

       The provisions in the Loan Agreements, which specify the interest payable on the Loan, are replaced in their entirety with the following:

       "INTEREST.    (a)    The Company shall pay interest at the rate of six
point eight seven five percent (6.875%) per annum on the principal amount of the Loan disbursed and outstanding from time to time. Interest for the period from May 16, 1998 through September 30, shall accrue and be added to the principal amount of the Loan AFTER the principal repayment on September 30, 1998. Thereafter, interest shall be paid annually in arrears in Dollars on September 30 in each year. Interest shall accrue and be prorated on the basis of a 365-day year for the actual number of days in the relevant interest period.

       (b) Notwithstanding any provision to the contrary herein, the default rate of interest for principal, interest and any amounts due to Eximbank from the Company hereunder shall be eight point eight seven five percent (8.875%)."

AMENDMENT NO. 2:

       The terms of payment of the Loan specified in the Loan Agreements are replaced in their entirety with the following:


"SCHEDULE OF PAYMENT.       The Loan shall be repaid on the following dates and
in the following amounts.


             Date Payment Due      Principal Amount Due
             ----------------      --------------------

              May 15, 1998           $2,505,993.35
           September 30, 1998        $4,231,427.95
           September 30, 1999          $870,490.47
           September 30, 2000          $870,490.47
           September 30,2001         $1,740,981.43


Amendment No. 3:

       The provisions in the Loan Agreements, which specify the terms of repayment of the Loan and other Indebtedness are replaced in their entirety with the following:

       "Prepayment.  (a)    Company shall have the right at any time on 15 days
notice, subject to payment of all accrued interest on the principal amount of the Loan to be prepaid, to prepare all or a part of the principal amount then outstanding of the Loan; provided that, in the case of partial prepayment, such prepayment shall be not less than $250,000 and applied to prepay all the outstanding prepayment installments of the Loan on a pro rata basis. Upon delivery of such notice, the Company shall be obligated to effects payment in accordance with the terms thereof.

       (b) The Company shall prepay all or part of its Indebtedness solely in accordance with the provisions set forth herein. The Company shall not make any prepayment (whether voluntary or involuntary) or repurchase of any long-term Indebtedness (other than the Loan) or make any repayment of any such Indebtedness pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in time or amount, unless in any such case it shall, if Eximbank so requires, contemporaneously make a proportionate prepayment or repayment of the principal amount then outstanding of the Loan in accordance with the Loan Agreements, as amended by this Agreement (except that there shall be no minimum amount of notice period for such prepayment)."

AMENDMENT NO. 4:  [intentionally omitted]

AMENDMENT NO. 5:

       Section 1.04.B(2) of the Loan Agreements would be amended by incorporating the following paragraph thereto to read in its entirety as follows:

       "(g)   Long-term Indebtedness incurred to refinance some or all of the
Senior Loans or to finance the re-opening of the Project which has its first scheduled repayment not earlier than October 1, 2001 ("New Senior Loans")."

AMENDMENT NO. 6:

       Section 1.04.B (1)(i) of the Loan Agreements would be amended by incorporating the following clause thereto to read in its entirety as follows:

       "Liens that (x) are evidenced by documents reasonably satisfactory to Eximbank, (y) are PARI PASSU with the Security (as that term is defined in the Investment Agreement between the Company and the International Finance Corporation dated June 30, 1992) and (z) secure Senior Debt and any New Senior Loans;"

AMENDMENT NO. 7: [intentionally omitted]

AMENDMENT NO. 8:

       Paragraphs (b), (e), and (f) of Section 1.03 of the Loan Agreements would be amended, paragraph (j) of Section 1.03 of the Loan Agreements would be deleted, and new paragraph (q), (r) and (s) would be added to Section 1.03 of the Loan Agreements to read as follows:

       "(b)   A default or event of default occurs or declared under any of the
IFC Loan Documents, as amended to date, the CDC Loan Documents, as amended to date, the DEG Loan Documents, as amended to date or the OPIC Loan Documents, as amended to date, and is not cured within any applicable notice or grace period thereunder, or"

       "(e)   The Company fails to comply with any covenant in the Eximbank Loan
Documents expressly identified as a negative covenant or the Nord Resources Corporation ("Nord") fails to perform its obligations under the Project Funds Agreement (other than as they relate to carrying out or changes in the nature, scope or operation of the Project); or"

       "(f)   The Company fails to comply with or perform any agreement or covenant (other than as they relate to carrying out or changes in the nature, scope or operation of the Project) contained in the Eximbank Loan Documents (exclusive of any events specified as an Event of Default in any other subparagraph of this Events of Default paragraph) other than negative covenants and any such failure continues for 30 days after Eximbank has notified the Company thereof; or"

       "(j)   [intentionally deleted]"
       "(q)   default shall have occurred in the performance of any obligations of any of the Sponsors or Sierra Rutile Holdings Limited ("Holdings") under any of the following agreements:

              (A) Account Control and Security Agreement dated as of May 15, 1998 among Nord, the Chase Manhattan Bank and the Senior Lenders.

              (B) Share Retention Agreement dated as of November 17, 1992, as amended, between the Sponsors and the Senior Lenders;

              (C) Subordination Agreement dated November 17, 1992, as amended, between the Sponsors and the Senior Lenders;

              (D) Share Pledge Agreement dated as of May 15, 1998 made by Holdings over 100% of the shares in the Company in favor of the Senior Lenders;

              (E) Guaranty dated February 28, 1996 from Nord to the Senior Lenders and Guaranty dated February 28, 1996 from CRL to the Senior Lenders;

       and any such default shall have continued for a period of ten business
(10) days after notice thereof shall have been given to the Company by Eximbank; or

       (r) If Nord fails at any time to maintain free of any liens (other than to Senior Lenders), and to certify to the Senior lenders on 10th day of each month that it so maintains

              (x) cash, cash equivalents or marketable securities (such marketable securities to be valued at the end of each month using an average closing sale price with reference to Bloomberg Financial News Service) with an aggregate value of not less than 150% of Nord's guaranteed portion of the aggregate outstanding principal amount of the Senior Loans; and

              (y) cash or cash equivalents having an aggregate value of not less than 100% of Nord's guaranteed portion of the aggregate principal amount of the Senior Loans scheduled to be paid during the next six months; and

       (s) If either of the Sponsors fails to pay or default occurs with respect to any other obligations for borrowed money, whether contingent or otherwise, of such Sponsor (including, without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto."

AMENDMENT NO. 9:     [intentionally deleted]

AMENDMENT NO. 10:    [intentionally deleted]

AMENDMENT NO. 11:

       A new paragraph would be added at the end of Section 1.03 of the Loan Agreements to read as follows:

       "Before Eximbank exercises its rights under the Security to sell or otherwise dispose of the Security following an Event of Default, Eximbank shall use reasonable efforts to give the Company and the Sponsors in their capacity as guarantors (the "Guarantors") at least 10 business days notice during which time the Guarantors may cure such Event of Default unless, in Eximbank's opinion, it would be harmed by any such delay. Eximbank agrees not to exercise any of its rights under the Security Documents (as defined in the IFC Agreement) and the other security documents referred to in Section 2.03 of the Loan Agreements, as amended by this Agreement, unless an Event of Default has occurred."

AMENDMENT NO. 12:

       The term "Project Documents" is amended to include each documents listed in Section 1.03(q).

2. We agree to your requested amendments and to waive any Events of Default which arose before May 15, 1998 from the rebel incursion and occupation of the SRL minesite on January 19/20, 1995 and the subsequent discontinuation of operation there or the May 25, 1997 military coup and subsequent political events in Sierra Leone. These amendments and waivers will be effective when:

       (i) you and the Guarantors countersign this Agreement as provided below;

       (ii) each other Senior Lender agrees to similar amendments to their own loan agreements on similar conditions;

       (iii) the Senior Lenders receive the fully executed documents described in Amendment No. 8 above in the forms attached;

       (iv) OPIC insurance proceeds in an amount of not less than 5,500,000 Dollars have been deposited with The Chase Manhattan Bank pursuant to the Account Control and Security Agreement referred to above; and

       (v) you deliver legal opinions from counsel satisfactory to us in the forms attached.

3.     In all other respect, the Loan Agreements remain unchanged.

4. The laws of the District of Columbia, United States of America will govern this Agreement without regard to the conflict of laws principles thereof.

If you and the Guarantors agree, please sign below and return to us by May 15, 1998.

                                                 Very truly yours,

                                                 EXPORT-IMPORT BANK OF
                                                 THE UNITED STATES



                                                 By:  ________________________
                                                        Name:
                                                        Title:


AGREED:
SIERRA RUTILE LIMITED


By:  ______________________
       Name:
       Title:

AGREED

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated November 17, 1992, as amended and our Subordination Agreement with you dated November 17, 1992, as amended, all remain in full force and effect and are hereby ratified and confirmed in all respects. Each of the representations and warranties set forth in Section 4(a) through (h), (k) and (l) of the Guaranty is true and correct in all material respects as of the date hereof, provided that references to Financial Statement shall be deemed to refer to our December 31, 1997 annual, and subsequent interim statements.

NORD RESOURCES CORPORATION


By:  ______________________________
       Name:
       Title:




AGREED

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated November 17, 1992, as amended and our Subordination Agreement with you dated November 17, 1992, as amended, all remain in full force and effect and are hereby ratified and confirmed in all respects. Each of the representations and warranties set forth in Section 4(a) through (h), (k) and (l) of the Guaranty is true and correct in all material respects as of the date hereof, provided that references to Financial Statement shall be deemed to refer to our June 30, 1997 annual, and subsequent interim statements.

Consolidated Rutile Limited


By:  ______________________________
       Name:
       Title: